Exhibit 99.01

Keynote Reports Third Quarter of Fiscal 2013 Results

  Third Quarter of FY 2013 Revenue of $31.2 Million
  GAAP Diluted EPS of $0.01
  Non-GAAP Diluted EPS of $0.15

SAN MATEO, Calif.--(BUSINESS WIRE)--July 30, 2013--Keynote (NASDAQ: KEYN), the global leader in mobile and web cloud testing & monitoring, reported financial results for its third quarter of fiscal 2013 ended June 30, 2013.

Umang Gupta, Chairman and CEO of Keynote, said: “During the third quarter, our business performed as expected. As announced on June 24th, we have signed a definitive agreement to be acquired by Thoma Bravo. The board and I are pleased the agreement provides stockholders with immediate and substantial cash value, as well as an attractive premium to our share price. We expect to complete this transaction within 60 days.”

Quarter Ended June 30, 2013 Compared to Quarter Ended June 30, 2012

Revenue was $31.2 million for the third quarter of fiscal 2013, compared to $30.3 million in the third quarter of fiscal 2012. Total Internet revenue was $16.2 million, up from $14.6 million a year ago. Total mobile revenue was $15.0 million, compared to $15.7 million a year ago.

Total costs and expenses for the quarter were $31.1 million, compared to $30.3 million in the same quarter a year ago. Also included in operating expenses in this quarter were expenses associated with the announced acquisition by Thoma Bravo of approximately $1.2 million. Net income for the third quarter of fiscal 2013 was $167,000, or $0.01 per diluted share, compared to net income of $27,000, or breakeven per diluted share, for the same period last fiscal year. Non-GAAP net income for the third quarter of fiscal 2013 was $2.8 million, or $0.15 per diluted share, compared to $3.3 million, or $0.18 per diluted share, for the same period last fiscal year. The company defines non-GAAP net income as GAAP net income adjusted for the provision (benefit) for income taxes, cash taxes from on-going operations, stock-based compensation expense, amortization of purchased intangibles, and any unusual items. In the third quarter of fiscal 2013, the expenses associated with the announced acquisition by Thoma Bravo were considered an unusual item. Non-GAAP net income per diluted share equals non-GAAP net income divided by the diluted weighted average shares outstanding for the period.

Adjusted EBITDA for the third quarter of fiscal 2013 was $4.2 million, or 14% of revenue, compared to $4.6 million, or 15% of revenue, for the same period last fiscal year. The company defines Adjusted EBITDA as earnings before interest income, taxes, depreciation, amortization of purchased intangibles, stock-based compensation, other income (expense), net, and any unusual items. In the third quarter of fiscal 2013, the expenses associated with the announced acquisition by Thoma Bravo were considered an unusual item.

Cash provided by operating activities was $5.6 million for the third quarter of fiscal 2013, compared to $5.0 million for the same period last fiscal year. Keynote defines free cash flow as cash flow from operations less cash used to purchase property, equipment and software. The company generated free cash flow of $3.9 million for the third quarter of fiscal 2013, compared to generating $3.6 million in the third quarter of fiscal 2012.

Nine Months Ended June 30, 2013 Compared to Nine Months Ended June 30, 2012

Revenue was $94.4 million for the nine months ended June 30, 2013, compared to $93.9 million for the same period last fiscal year. Net income for the nine months ended June 30, 2013 was $2.4 million, or $0.13 per diluted share, compared to net income of $4.5 million, or $0.24 per diluted share, for the same period last fiscal year. Non-GAAP net income for the nine months ended June 30, 2013 was $10.5 million, or $0.57 per diluted share, compared to $13.5 million, or $0.73 per diluted share, for the same period last fiscal year. Adjusted EBITDA for the nine months ended June 30, 2013 was $15.4 million, or 16% of revenue, compared to $17.5 million, or 19% of revenue, for the same period last fiscal year. For the nine months ended June 30, 2013, the $1.2 million of expenses associated with the announced acquisition by Thoma Bravo were considered an unusual item for both non-GAAP net income and adjusted EBITDA calculations.

Cash provided by operating activities was $15.3 million for the nine months ended June 30, 2013, compared to $11.2 million for the same period last fiscal year.

Balance Sheet

At June 30, 2013, Keynote had $61.3 million in cash, cash equivalents, and short-term investments, compared to $49.9 million at September 30, 2012. Net deferred revenue was $16.8 million at June 30, 2013, compared to $16.7 million at September 30, 2012. The total shares outstanding at June 30, 2013 were 18.5 million, compared to 17.9 million at September 30, 2012.

Quarterly Dividend

Per the terms of the definitive agreement to be acquired by Thoma Bravo, Keynote will not pay a quarterly dividend for the quarter ended June 30, 2013.

Merger Agreement with Thoma Bravo, LLC

On June 24, 2013, Keynote entered a definitive agreement to be acquired by an affiliate of leading private equity investment firm Thoma Bravo, LLC in an all-cash transaction valued at approximately $395 million. Under the terms of the agreement, pending stockholder approval, Keynote stockholders will receive $20.00 in cash for each share of Keynote common stock.

Because of the pending acquisition, Keynote will not provide guidance for the fourth quarter of fiscal 2013 or conduct a conference call to discuss its third quarter of fiscal 2013 results.

Forward-Looking Statements

This press release contains forward-looking statements that are not purely historical regarding the company or management’s intentions, hopes, beliefs, expectations and strategies for the future. Because such statements deal with future events, they are subject to various risks and uncertainties, and actual results could differ materially from the company’s current expectations.

Forward-looking statements in this release include, but are not limited to, the closing of the acquisition by Thoma Bravo. It is important to note that actual outcomes and Keynote’s actual results could differ materially from those in such forward-looking statements. Factors that could cause actual results to differ materially include risks and uncertainties such as risks related to the stockholder approval of and closing of the acquisition by Thoma Bravo. Readers should also refer to the risks outlined in Keynote’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for its fiscal year ended September 30, 2012, and its quarterly reports on Form 10-Q and any current reports on Form 8-K filed during the fiscal year.

All forward-looking statements and reasons why results might differ included in this release are made as of the date of this press release, based on information available to Keynote as of the date of this press release, and Keynote assumes no obligation to update any such forward-looking statements or reasons why results might differ.

Non-GAAP Measures

This press release includes information on Non-GAAP net income, Non-GAAP net income per share, Adjusted EBITDA, Adjusted EBITDA Margin and free cash flow. These measures are not based on any standardized methodology prescribed by United States generally accepted accounting principles (“GAAP”) and are not necessarily comparable to similar measures presented by other companies. Non-GAAP net income is calculated by adjusting GAAP net income (loss) for the provision (benefit) for income taxes, cash taxes from on-going operations, stock-based compensation expense, amortization of purchased intangibles, and any unusual items. In the first quarter of fiscal 2012, the change in fair value of acquisition-related contingent consideration and the expenses associated with the acquisition of DeviceAnywhere were considered unusual items. In the third quarter of fiscal 2013, the expenses associated with the announced acquisition by Thoma Bravo were considered an unusual item. Non-GAAP net income per share is calculated by dividing Non-GAAP net income by the weighted average number of diluted shares outstanding for the period. Free cash flow is defined as cash flow from operations less cash used to purchase property, equipment and software. Adjusted EBITDA is defined as earnings before interest income, taxes, depreciation, amortization of purchased intangibles, stock-based compensation, other income (expense), net, and any unusual items. In the first quarter of fiscal 2012, the change in fair value of acquisition-related contingent consideration and the expenses associated with the acquisition of DeviceAnywhere were considered unusual items. In the third quarter of fiscal 2013, the expenses associated with the announced acquisition by Thoma Bravo were considered an unusual item. Adjusted EBITDA Margin is defined as Adjusted EBITDA as a percentage of net revenue. These measures should not be considered in isolation or as a substitute for measures prepared in accordance with GAAP, and because these amounts are not determined in accordance with GAAP, they should not be used exclusively in evaluating the company’s business and operations. Accordingly, the company believes that this non-GAAP information is only useful as an additional means for investors to evaluate the company’s operating performance, when reviewed in conjunction with the company’s GAAP financial statements. Management also uses this information as an additional means for measuring the performance of the company. The company compensates for these limitations by realizing that these amounts are not determined in accordance with GAAP and, therefore, should not be used exclusively in evaluating its business and operations.

About Keynote

Keynote® (NASDAQ:KEYN) is the global leader in Internet and mobile cloud testing & monitoring. The company maintains the world’s largest on-demand performance monitoring and testing infrastructure for Web and mobile sites comprised of over 7,000 measurement computers and mobile devices in over 275 locations around the world that enable companies to continuously improve the online and mobile experience. Keynote currently collects over 700 million mobile and Web performance measurements daily and in 2012 was recognized by Forbes as “One of the Best 100 Companies in America” with under one billion in revenue. Known as ‘The Mobile and Internet Performance Authority™,’ Keynote offers three market-leading product platforms:

Keynote Perspective® provides on-demand performance monitoring for enterprise Web and mobile sites including online portals, e-commerce sites and B2B sites. Over 2,000 customers rely on Keynote Perspective services to know precisely how their websites, content, and applications perform on actual browsers, networks, and mobile devices.

Keynote DeviceAnywhere® is the industry's leading cloud-based software platform for automated QA testing and monitoring of mobile applications and websites on real smartphones and tablets. DeviceAnywhere is used by over 1,000 mobile enterprises and developers to assure the highest quality experience of their connected mobile users.

Keynote SIGOS® offers active end-to-end Quality of Service (QoS) testing and monitoring solutions for mobile, fixed and VoIP communications. It’s SITE and Global Roamer products are used by over 200 network operators, content providers, carriers and regulators in over 100 countries worldwide.

Keynote's 4,000 customers represent top Internet and mobile companies and include AT&T, Disney, eBay, E*TRADE, Expedia, Google, Microsoft, Sony Mobile Communications, T-Mobile and Vodafone. Keynote Systems, Inc. is headquartered in San Mateo, California and can be reached at http://www.keynote.com/ or by phone in the U.S. at 1-800-KEYNOTE (1-800-539-6683).

The trademarks or registered trademarks of Keynote Systems, Inc. in the United States and other countries include Keynote®, DataPulse®, Keynote Customer Experience Rankings®, Perspective®, Keynote Red Alert®, Keynote WebEffective®, The Internet Performance Authority®, MyKeynote®, SIGOS®, SITE®, keynote® The Mobile & Internet Performance Authority™, Keynote FlexUse®, Keynote DeviceAnywhere®, Keynote DeviceAnywhere Test Center®, Keynote DemoAnywhere® and Keynote MonitorAnywhere® All related trademarks, trade names, logos, characters, design and trade dress are trademarks or registered trademarks of Keynote Systems, Inc. in the United States and other countries and may not be used without written permission. All other trademarks are the property of their respective owners.

Keynote Systems, Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012
Net revenue:	$31,201	$29,330	$30,276	$94,443	$93,947
Costs and expenses:
Costs of revenue:
Direct costs of revenue	9,013	8,644	8,826	26,748	26,111
Development	4,765	4,990	4,754	14,593	13,821
Operations	3,030	2,995	2,587	8,774	7,750
Amortization of intangible assets- software	312	383	525	1,220	1,515
Total costs of revenue	17,120	17,012	16,692	51,335	49,197
Sales and marketing	9,895	9,473	9,506	28,389	27,518
General and administrative	3,355	3,178	3,525	10,184	11,106
Transaction related expenses	1,185	—	—	1,185	328
Change in fair value of acquisition-related contingent consideration	—	—	—	—	(2,000)
Excess occupancy income, net	(574)	(556)	(407)	(1,646)	(1,145)
Amortization of intangible assets - other	168	168	968	634	2,747
Total costs and expenses	31,149	29,275	30,284	90,081	87,751
Income (loss) from operations	52	55	(8)	4,362	6,196
Interest income and other, net	43	63	122	(33)	170
Income before benefit (provision) for income taxes	95	118	114	4,329	6,366
Benefit (provision) for income taxes	72	204	(87)	(1,896)	(1,884)
Net income	$167	$322	$27	$2,433	$4,482

Net income per share:
Basic	$0.01	$0.02	$0.00	$0.13	$0.26
Diluted	$0.01	$0.02	$0.00	$0.13	$0.24
Weighted average common shares outstanding:
Basic	18,285	18,174	17,502	18,139	17,390
Diluted	18,597	18,677	18,335	18,560	18,485

Keynote Systems, Inc. and Subsidiaries

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	June 30, 2013	September 30, 2012

Assets
Current assets:
Cash, cash equivalents and short-term investments	$61,334	$49,939
Accounts receivable, net	17,857	17,395
Other current assets	2,912	2,776
Inventories	2,002	1,980
Deferred tax assets	5,530	6,076
Total current assets	89,635	78,166
Property and equipment, net	35,608	35,165
Goodwill	110,672	110,253
Identifiable intangible assets, net	7,206	9,060
Deferred tax assets	32,335	33,392
Other long-term assets	914	929
Total assets	$276,370	$266,965

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$2,895	$2,393
Accrued expenses	13,062	11,301
Deferred revenue	15,104	15,626
Total current liabilities	31,061	29,320
Other long term liabilities	3,868	3,824
Long-term deferred revenue	1,699	1,093
Total liabilities	36,628	34,237

Stockholders’ equity:
Common stock	19	18
Additional paid-in capital	320,165	316,125
Accumulated deficit	(79,925)	(82,358)
Accumulated other comprehensive income (loss)	(517)	(1,057)
Total stockholders’ equity	239,742	232,728
Total liabilities and stockholders’ equity	$276,370	$266,965

Keynote Systems, Inc. and Subsidiaries

GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2013	2013	2012	2013	2012
Non-GAAP Net Income
GAAP net income	$167	$322	$27	$2,433	$4,482
Benefit (provision) for income taxes	(72)	(204)	87	1,896	1,884
Stock-based compensation *	971	1,202	1,709	3,512	4,581
Amortization of intangible assets - software	312	383	525	1,220	1,515
Amortization of intangible assets - other	168	168	968	634	2,747
Transaction related expenses	1,185	—	—	1,185	328
Change in fair value of acquisition-related contingent consideration	—	—	—	—	(2,000)
Non-GAAP income before income tax	2,731	1,871	3,316	10,880	13,537
Cash taxes from on-going operations	42	(120)	(61)	(335)	(81)
Non-GAAP net income	$2,773	$1,751	$3,255	$10,545	$13,456
Weighted average diluted common shares outstanding	18,597	18,677	18,335	18,560	18,485
Non-GAAP income per share	$0.15	$0.09	$0.18	$0.57	$0.73
Adjusted EBITDA
GAAP net income	$167	$322	$27	$2,433	$4,482
Benefit (provision) for income taxes	(72)	(204)	87	1,896	1,884
Interest income and other, net	(43)	(63)	(122)	33	(170)
Stock-based compensation *	971	1,202	1,709	3,512	4,581
Amortization of intangible assets - software	312	383	525	1,220	1,515
Amortization of intangible assets - other	168	168	968	634	2,747
Depreciation	1,537	1,495	1,414	4,510	4,118
Transaction related expenses	1,185	—	—	1,185	328
Change in fair value of acquisition-related contingent consideration	—	—	—	—	(2,000)
Adjusted EBITDA	$4,225	$3,303	$4,608	$15,423	$17,485
Adjusted EBITDA Margin	14%	11%	15%	16%	19%
* Stock-based compensation by category
Direct costs of revenue	$157	$165	$204	$398	$573
Development	32	291	387	595	1,067
Operations	132	154	151	414	454
Sales and marketing	408	346	588	1,211	1,538
General and administrative	242	246	379	894	949
	$971	$1,202	$1,709	$3,512	$4,581

Keynote Systems, Inc. and Subsidiaries

REVENUE DETAIL
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
	December 31	March 31	June 30	September 30	September 30
FY 2013
Internet:
Web measurement subscriptions	$9,518	$9,489	$9,592	$—	$28,599
Other subscriptions	4,120	2,907	2,819	—	9,846
Engagements	2,763	2,637	3,789	—	9,189
Internet net revenue	16,401	15,033	16,200	—	47,634
Mobile:
Subscriptions	5,646	6,145	6,090	—	17,881
Ratable licenses	397	224	182	—	803
System licenses	5,319	3,243	3,826	—	12,388
Maintenance and support	6,149	4,685	4,903	—	15,737
Mobile net revenue	17,511	14,297	15,001	—	46,809
Net revenue	$33,912	$29,330	$31,201	$—	$94,443

Mobile net revenue by customer type
Enterprise	$5,249	$5,416	$4,454	$—	$15,119
Telecommunications	12,262	8,881	10,547	—	31,690
Mobile net revenue	$17,511	$14,297	$15,001	$—	$46,809
FY 2012
Internet:
Web measurement subscriptions	$8,119	$8,267	$8,803	$9,036	$34,225
Other subscriptions	4,295	3,269	3,032	3,970	14,566
Engagements	3,090	2,821	2,779	3,085	11,775
Internet net revenue	15,504	14,357	14,614	16,091	60,566
Mobile:
Subscriptions	5,593	6,206	6,529	6,241	24,569
Ratable licenses	1,583	980	499	445	3,507
System licenses	5,755	4,023	4,382	2,883	17,043
Maintenance and support	4,644	5,026	4,252	4,732	18,654
Mobile net revenue	17,575	16,235	15,662	14,301	63,773
Net revenue	$33,079	$30,592	$30,276	$30,392	$124,339

Mobile net revenue by customer type
Enterprise	$5,943	$5,884	$6,600	$5,256	$23,683
Telecommunications	11,632	10,351	9,062	9,045	40,090
Mobile net revenue	$17,575	$16,235	$15,662	$14,301	$63,773
FY 2011
Internet:
Web measurement subscriptions	$7,275	$7,373	$7,865	$7,981	$30,494
Other subscriptions	3,448	2,784	2,846	3,316	12,394
Engagements	2,185	2,600	2,735	2,919	10,439
Internet net revenue	12,908	12,757	13,446	14,216	53,327
Mobile:
Subscriptions	3,195	3,234	4,149	4,180	14,758
Ratable licenses	4,571	3,687	3,426	2,594	14,278
System licenses	1,992	1,262	3,112	3,858	10,224
Maintenance and support	2,167	3,167	2,453	2,656	10,443
Mobile net revenue	11,925	11,350	13,140	13,288	49,703
Net revenue	$24,833	$24,107	$26,586	$27,504	$103,030

Mobile net revenue by customer type
Enterprise	$1,109	$1,249	$2,035	$1,635	$6,028
Telecommunications	10,816	10,101	11,105	11,653	43,675
Mobile net revenue	$11,925	$11,350	$13,140	$13,288	$49,703

Keynote Systems, Inc. and Subsidiaries

CASH FLOW FROM OPERATING ACTIVITIES AND FREE CASH FLOW
(in thousands)
(unaudited)

	Three Months Ended				Year Ended
	December 31	March 31	June 30	September 30	September 30
FY 2013
Total Revenue	$33,912	$29,330	$31,201	$—	$94,443
Cash Flow from Operations	$3,823	$5,852	$5,580	$—	$15,255
% of Revenue	11%	20%	18%	—%	16%
Purchase of PP&E	$1,453	$1,270	$1,641	$—	$4,364
Free Cash Flow	$2,370	$4,582	$3,939	$—	$10,891
% of Revenue	7%	16%	13%	—%	12%
FY 2012
Total Revenue	$33,079	$30,592	$30,276	$30,392	$124,339
Cash Flow from Operations	$1,510	$4,606	$5,046	$5,442	$16,604
% of Revenue	5%	15%	17%	18%	13%
Purchase of PP&E	$1,608	$1,639	$1,410	$1,068	$5,725
Free Cash Flow	$(98)	$2,967	$3,636	$4,374	$10,879
% of Revenue	(—%)	10%	12%	14%	9%
FY 2011
Total Revenue	$24,833	$24,107	$26,586	$27,504	$103,030
Cash Flow from Operations	$2,324	$6,693	$4,560	$5,686	$19,263
% of Revenue	9%	28%	17%	21%	19%
Purchase of PP&E	$470	$1,693	$795	$1,379	$4,337
Free Cash Flow	$1,854	$5,000	$3,765	$4,307	$14,926
% of Revenue	7%	21%	14%	16%	14%

CONTACT:
Investor Relations
LHA
Kirsten Chapman/Becky Herrick, 415-433-3777
KEYNLHA@lhai.com
or
Media
Keynote
Dan Berkowitz, 650-403-3305
dberkowitz@keynote.com